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                                                                    Exhibit 23.4



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this S-1 Registration Statement of our report dated March 30, 2000, except as to the subsequent event described in Note J which is as of May 5, 2000, included herein relating to the financial statements of Service Cable Electric, Inc. and Service Cable Corporation and to all references to our Firm included in this Registration Statement.


                                  /s/ FELSING RANKIN & CO., P.A.


July 5, 2000